                                                                 Exhibit (a)(7)
                      E. I. DU PONT DE NEMOURS AND COMPANY

                        OFFER TO EXCHANGE 2.95 SHARES OF
                    CLASS B COMMON STOCK OF CONOCO INC. FOR
       EACH SHARE OF COMMON STOCK OF E. I. DU PONT DE NEMOURS AND COMPANY
                  UP TO AN AGGREGATE OF 147,980,872 SHARES OF
          COMMON STOCK OF E. I. DU PONT DE NEMOURS AND COMPANY HELD BY
                             UNITED STATES PERSONS

To Our Clients:

     Enclosed for your consideration is an Offering Circular - Prospectus dated July 12, 1999 (the "Offering Circular - Prospectus") and a form of Letter of Transmittal WHICH ARE FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER SHARES OF DUPONT COMMON STOCK (the "Letter of Transmittal"; and together with the Offering Circular - Prospectus, the "Exchange Offer") relating to the offer by E. I. du Pont de Nemours and Company ("DuPont") to exchange 2.95 shares of Class B common stock, par value $.01 per share, of Conoco Inc. ("Conoco Common Stock") for each share tendered of common stock, par value $.30 per share, of DuPont ("DuPont Common Stock") held by a United States person up to an aggregate of 147,980,872 shares of DuPont Common Stock tendered and exchanged.

     The Exchange Offer is available only to DuPont stockholders who are United States persons, as explained on page 25 of the Offering Circular-Prospectus. A United States person for purposes of the Exchange Offer is any person that is:

     - an individual who is a United States citizen or United States resident for United States federal income tax purposes;

     - a corporation, partnership, limited liability company or other entity created or organized in the United States or under the laws of the United States or of any state within the United States;

     - an estate which is subject to United States income tax on all of its income, regardless of the source of such income; or

     - a trust if a United States court is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust. Such a trust includes, without limitation, any United States pension trust organized under Section 401(a) of the Internal Revenue Code.

DUPONT STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THEIR STATUS AS UNITED STATES PERSONS IN ORDER TO DETERMINE THEIR ELIGIBILITY TO PARTICIPATE IN THE EXCHANGE OFFER. DUPONT STOCKHOLDERS WHO ARE NOT UNITED STATES PERSONS ARE INELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER AND SHOULD NOT COMPLETE THIS TENDER INSTRUCTION FORM. If you are not a United States person, you should contact D.F. King or your broker for more information regarding a substantially concurrent cash offer being made to non-United States persons by DuPont. United States persons are not eligible to participate in the cash offer.

     The material is being forwarded to you as the beneficial owner of shares of DuPont Common Stock carried by us in your account but not registered in your name. A tender of such shares of DuPont Common Stock may only be made by us as the registered holder and pursuant to your instructions. Therefore, DuPont urges holders of shares of DuPont Common Stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to accept the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all such shares of DuPont Common Stock held by us for your account pursuant to the terms and conditions set forth in the enclosed Offering Circular - Prospectus and the related Letter of Transmittal.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender shares of DuPont Common Stock in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 Midnight, New York City time, on Friday, August 6, 1999, or if extended by DuPont, the latest date and time to which extended (the "Expiration Date"). Shares of DuPont Common Stock tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Offering Circular - Prospectus, at any time prior to the Expiration Date and after July 12, 1999, if not theretofore accepted for exchange by DuPont.

     Your attention is directed to the following:

     1. The Exchange Offer is for up to an aggregate of 147,980,872 shares of DuPont Common Stock.

     2. DuPont's obligation to accept shares of DuPont Common Stock tendered in the Exchange Offer is subject to certain conditions specified in the Offering Circular - Prospectus.

     3. No domestic stock transfer taxes will be payable as a result of the transaction. DuPont will pay all foreign stock transfer taxes, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your shares of DuPont Common Stock, please so instruct us by completing, executing and returning to us the instruction form which appears on the reverse side of this letter. The instruction form is to be completed only by United States persons. Persons who are not United States persons can not participate in the Exchange Offer.

                                  INSTRUCTIONS

     I acknowledge receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of E. I. du Pont de Nemours and Company ("DuPont") of DuPont common stock, par value $.30 per share ("DuPont Common Stock") held by a United States person.

     This will instruct you to tender the shares of DuPont Common Stock indicated below (or, if no number is indicated below, all shares) held by you for my account, pursuant to the terms of and conditions set forth in the Offering Circular - Prospectus and the Letter of Transmittal.

     Box 1 [ ] Please tender all of my shares of DuPont Common Stock held by you for my account.

     Box 2 [ ] Please tender                (number) of the shares of DuPont
               Common Stock held by you for my account.
--------------------------------------------------------------------------------
                                    ODD-LOTS

[ ] By checking this box, I represent that I owned beneficially and of record as of July 7, 1999, an aggregate of less than 100 shares of DuPont Common Stock and am tendering all such shares.
--------------------------------------------------------------------------------

                                   SIGNATURE

BY SIGNING BELOW, I HEREBY CERTIFY THAT I AM A UNITED STATES PERSON AS DEFINED ON PAGE 1 OF THIS LETTER AND ON PAGE 25 OF THE OFFERING CIRCULAR -- PROSPECTUS AND THAT I AM ELIGIBLE TO PARTICIPATE IN THIS EXCHANGE OFFER.



                                                     Dated:       -----------------------------------------------------------
        ---------------------------------------------------       -----------------------------------------------------------
                                                                  SIGNATURE(S)
                                                                  -----------------------------------------------------------
                                                                  -----------------------------------------------------------
                                                                  PLEASE PRINT NAME(S) HERE

     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR SHARES OF DUPONT COMMON STOCK.

     PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT THE EXCHANGE AGENT, INFORMATION AGENT OR DUPONT.